Exhibit 99.1

FOR IMMEDIATE RELEASE: JULY 30, 2015

LEGGETT & PLATT REPORTS RECORD QUARTERLY EPS

Carthage, MO, July 30, 2015 —

•	2Q EPS from continuing operations was $.53, an increase of $.05, or 10%, from 2Q last year

•	2Q sales from continuing operations were $997 million, a second quarter record, and 4% higher than in 2014

•	EBIT margin improved to 12.0%, a 130 basis point gain over 2Q last year

•	Raising 2015 EPS guidance; anticipate record EPS of $2.00 - 2.15 on sales of $3.95 - 4.10 billion

Diversified manufacturer Leggett & Platt reported record quarterly earnings of $.54 per share. EPS from continuing operations was $.53, an increase of $.05 versus 2014. Earnings benefited primarily from higher unit volumes, partially offset by a higher effective tax rate.

Sales from continuing operations were $997 million, a second quarter record and an increase versus second quarter 2014 (during which sales increased 9%). In the current quarter, sales volume grew 9% — roughly half from same location unit volume and half from acquisitions — but was partially offset by a 5% impact from raw material-related price deflation and currency translation.

EBIT margin improved 130 basis points versus second quarter last year, from 10.7% to 12.0%, as a result of higher sales, pricing discipline and improved capacity utilization.

CEO Comments

Board Chair and CEO David S. Haffner commented, “We continue to be very pleased with the progress we’re making in 2015. In the second quarter we extended our string of strong quarterly results that began in the second quarter of last year.

“Nearly all of our businesses experienced volume growth during the quarter, despite strong prior year comparisons. During the second quarter we saw unit volume growth in excess of 70% in Comfort Core innersprings and in adjustable beds. In addition, we experienced organic volume growth in excess of 10% in U.S. Spring, Fashion Bed, Automotive, Aerospace, and Machinery. These gains were partially offset by lower sales in CVP.

“We posted record sales and EPS during the second quarter, and achieved our highest quarterly EBIT margin in 15 years. For the full year, we expect similar results: record sales from continuing operations, our highest EBIT margin since 2000, and record EPS.

“We are achieving these results while maintaining our strong financial base. At quarter’s end, we had over $500 million available to us through our commercial paper program. Net debt to net capital was 36%, comfortably within our 30% - 40% target range.”

Dividends and Stock Repurchases

In May, Leggett & Platt’s Board of Directors declared a $.31 second quarter dividend, one cent higher than last year’s second quarter dividend. 2015 marks the 44th consecutive annual dividend increase for the company, with a compound annual growth rate of 13%. Only one other S&P 500 company can claim as high a rate of dividend growth for as many years.

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At yesterday’s closing share price of $49.79, the indicated annual dividend of $1.24 per share generates a dividend yield of 2.5%.

During the second quarter the company purchased 1.2 million shares of its stock at an average price of $48.04, and issued 0.2 million shares through employee benefit plans and option exercises. For the first half of the year, the company purchased 2.8 million shares, and issued 1.8 million. The number of shares outstanding decreased to 136.8 million.

TSR Results

In 2007, the company changed its chief strategic focus from primarily emphasizing revenue growth to pursuing Total Shareholder Return (TSR1). L&P’s principal financial goal is to generate TSR that ranks among the top third of the S&P 500 companies over rolling 3-year periods.

For the three year period that will end in December of this year, the company has so far (over the last 31 months) generated annual TSR of 31% per year. This performance ranks within the top 20 percent of the S&P 500, exceeding the company’s goal.

2015 Records Anticipated

Leggett & Platt posted record adjusted EPS2 from continuing operations for each of the last three years, and expects to do so again in 2015. The company also expects to achieve, in 2015, record sales and EBIT from continuing operations, and its highest EBIT margin since 2000.

Accordingly, the company is raising its EPS guidance, and now projects 2015 EPS of $2.00 - 2.15. Sales are anticipated to be $3.95 - 4.10 billion, growing 4% to 8%, and meeting or exceeding the company’s 4% - 5% annual growth target. This sales forecast includes an expected 5% reduction in sales from raw material-related price deflation and currency translation impacts.

Cash from operations should exceed $350 million in 2015. Capital expenditures are expected to be roughly $120 million, and dividend payments should approximate $170 million.

As has been the company’s practice, after funding dividends and capital expenditures, remaining cash flow will be prioritized toward competitively advantaged acquisitions, which must meet stringent strategic and financial criteria. Should no acquisitions come to fruition, and if excess cash flow is available, the company has standing authorization from the Board of Directors to repurchase up to 10 million shares each year. No specific share repurchase commitment or timetable has been established; however, the company currently anticipates the purchase of between 3 and 5 million shares during 2015, and the issuance of approximately 2.5 million shares via employee benefit plans and option exercises.

SEGMENT RESULTS – Second Quarter 2015 (versus the same period in 2014)

Historical financial amounts reflect the new segment structure described below.

Residential Furnishings – Total sales increased $48 million, or 10%. Same location sales improved 3%, with higher unit volume in most product categories (+7%) partially offset by the impact of raw material-related price deflation and currency translation (-4%). Acquisitions increased sales by 7%. EBIT (earnings before interest and income taxes) increased $2 million; the benefit from higher sales was partially offset by increased performance-based compensation expense.

Commercial Products – Total sales increased $35 million, or 28%. Same location sales grew 18%, primarily from strong demand growth in Adjustable Bed. Acquisitions increased sales by 10%. EBIT increased $3 million primarily due to higher sales.

[1]	TSR = (Change in Stock Price + Dividends) / Beginning Stock Price; assumes dividends are reinvested
[2]	Adjusted EPS excludes foam litigation expense, CVP impairment, and unusual tax benefits.

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Industrial Materials – Total sales decreased $18 million, or 9%, due to steel-related price decreases. Unit volumes were basically flat. EBIT increased $6 million, primarily from cost reductions and pricing discipline.

Specialized Products – Total sales increased $1 million, with volume gains in Automotive, Aerospace, and Machinery offset by currency translation impacts (-5%) and volume declines in CVP. EBIT increased $1 million, primarily from higher volume, which was largely offset by increased performance-based compensation expense.

Revised Segment Structure

As disclosed in its 8-K filed on April 16, 2015, the company reorganized its operating segment structure, given the divestiture last year of the majority of the Store Fixtures operations, and the retirement of one of the operating segment presidents. The 18 business units are now organized as follows:

Residential	Commercial	Industrial	Specialized
U.S. Spring	Work Furniture	Drawn Wire	Aerospace
International Spring	Fashion Bed	Steel Rod	Automotive
Furniture Hardware	Adjustable Bed	Wire Products	Machinery
Seating & Distribution		Steel Tubing	Commercial Vehicle Products
Fabric Converting
Carpet Cushion
Geo Components

Slides and Conference Call

A set of slides containing summary financial information is available from the Investor Relations section of Leggett’s website at www.leggett.com. Management will host a conference call at 8:00 a.m. Central (9:00 a.m. Eastern) on Friday, July 31. The webcast can be accessed (live or replay) from Leggett’s website. The dial-in number is (201) 689-8341; there is no passcode.

Third quarter results will be released after the market closes on Thursday, October 29, with a conference call the next morning.

FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: At Leggett & Platt (NYSE: LEG), we create innovative products that enhance people’s lives, generate exceptional returns for our shareholders, and provide sought-after jobs in communities around the world. L&P is a 132 year-old diversified manufacturer that designs and produces engineered products found in most homes and automobiles. Continuing Operations are comprised of 18 business units, 20,000 employee-partners, and 130 manufacturing facilities located in 19 countries.

Leggett & Platt is the leading U.S. manufacturer of: a) components for residential furniture and bedding; b) carpet cushion; c) adjustable bed bases; d) work furniture and components; e) drawn steel wire; f) automotive seat support & lumbar systems; g) bedding industry machinery.

FORWARD-LOOKING STATEMENTS: Statements in this release that are not historical in nature are “forward-looking.” These statements involve uncertainties and risks, including the company’s ability to improve operations and realize cost savings, price and product competition from foreign and domestic competitors, changes in demand for the company’s products, cost and availability of raw materials and labor, fuel and energy costs, future growth of acquired companies, general economic conditions, possible goodwill or other asset impairment, foreign currency fluctuation, litigation risks, and other factors described in the company’s Form 10-K. Any forward-looking statement reflects only the company’s beliefs when the statement is made. Actual results could differ materially from expectations, and the company undertakes no duty to update these statements.

CONTACT: Investor Relations, (417) 358-8131 or invest@leggett.com

David M. DeSonier, Senior Vice President of Corporate Strategy and Investor Relations

Susan R. McCoy, Vice President of Investor Relations

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LEGGETT & PLATT	Page 4 of 5	June 30, 2015

RESULTS OF OPERATIONS [1]	SECOND QUARTER			YEAR TO DATE
(In millions, except per share data)	2015	2014	Change	2015	2014	Change
Net sales (from continuing operations)	$997.3	$956.1	4%	$1,963.5	$1,831.6	7%
Cost of goods sold	766.6	755.4		1,515.0	1,454.1

Gross profit	230.7	200.7		448.5	377.5
Selling & administrative expenses	106.6	94.1	13%	204.1	186.2	10%
Amortization	5.2	4.8		10.4	9.6
Other expense (income), net	(0.3)	(0.4)		3.1	(6.3)

Earnings before interest and taxes	119.2	102.2	17%	230.9	188.0	23%
Net interest expense	10.2	9.0		19.9	18.0

Earnings before income taxes	109.0	93.2		211.0	170.0
Income taxes	32.3	23.6		61.0	44.4

Net earnings from continuing operations	76.7	69.6		150.0	125.6
Discontinued operations, net of tax	1.8	(92.7)		1.3	(95.0)

Net earnings	78.5	(23.1)		151.3	30.6
Less net income from non-controlling interest	(0.8)	(0.8)		(1.9)	(1.4)

Net earnings attributable to L&P	$77.7	$(23.9)		$149.4	$29.2

Earnings per diluted share
From continuing operations	$0.53	$0.48	10%	$1.03	$0.86	20%
From discontinued operations	$0.01	($0.65)		$0.01	($0.66)
Net earnings per diluted share	$0.54	($0.17)		$1.04	$0.20
Shares outstanding
Common stock (at end of period)	136.8	137.2		136.8	137.2
Basic (average for period)	141.4	141.4		141.7	141.9
Diluted (average for period)	143.4	143.1		143.6	143.6

CASH FLOW	SECOND QUARTER			YEAR TO DATE
(In millions)	2015	2014	Change	2015	2014	Change
Net earnings	$78.5	$(23.1)		$151.3	$30.6
Depreciation and amortization	26.9	29.5		56.5	58.4
Working capital decrease (increase)	(22.2)	(2.6)		(116.5)	(126.3)
Impairments	0.6	108.5		6.5	109.0
Other operating activity	11.0	(9.2)		29.1	11.7

Net Cash from Operating Activity	$94.8	$103.1	(8%)	$126.9	$83.4	52%
Additions to PP&E	(29.6)	(23.3)		(51.3)	(38.4)	34%
Purchase of companies, net of cash	1.1	(49.2)		(11.1)	(51.2)
Proceeds from asset sales	9.2	1.3		15.5	9.8
Dividends paid	(42.8)	(41.7)		(85.5)	(83.7)
Repurchase of common stock, net	(54.2)	(63.6)		(114.6)	(109.3)
Additions (payments) to debt, net	32.3	117.3		63.0	237.7
Other	2.1	(8.3)		(0.6)	(16.8)

Increase (Decr.) in Cash & Equiv.	$12.9	$35.6		$(57.7)	$31.5

FINANCIAL POSITION	30-Jun
(In millions)	2015	2014	Change
Cash and equivalents	$275.1	$304.2
Receivables	549.6	603.4
Inventories	510.8	527.1
Held for sale	28.3	0.0
Other current assets	72.4	54.8

Total current assets	1,436.2	1,489.5	(4%)
Net fixed assets	538.6	582.6
Held for sale	28.4	17.8
Goodwill and other assets	1,140.5	1,153.5

TOTAL ASSETS	$3,143.7	$3,243.4	(3%)

Trade accounts payable	$358.6	$376.7
Current debt maturities	201.7	181.3
Held for sale	11.4	0.0
Other current liabilities	392.3	306.8

Total current liabilities	964.0	864.8	11%
Long term debt	831.7	926.0	(10%)
Deferred taxes and other liabilities	238.0	190.2
Equity	1,110.0	1,262.4	(12%)

Total Capitalization	2,179.7	2,378.6

TOTAL LIABILITIES & EQUITY	$3,143.7	$3,243.4

LEGGETT & PLATT	Page 5 of 5	June 30, 2015

SEGMENT RESULTS [1]	SECOND QUARTER			YEAR TO DATE
(In millions)	2015	2014	Change	2015	2014	Change
External Sales
Residential Furnishings	$522.2	$474.9	10.0%	$1,033.9	$907.7	13.9%
Commercial Products	135.4	112.7	20.1%	258.9	224.1	15.5%
Industrial Materials	106.3	133.6	(20.4%)	218.3	256.8	(15.0%)
Specialized Products	233.4	234.9	(0.6%)	452.4	443.0	2.1%

Total	$997.3	$956.1	4.3%	$1,963.5	$1,831.6	7.2%

Total Sales (External + Inter-segment)
Residential Furnishings	$539.9	$491.9	9.8%	$1,069.4	$940.3	13.7%
Commercial Products	159.5	124.3	28.3%	300.5	240.9	24.7%
Industrial Materials	172.3	190.2	(9.4%)	364.7	370.9	(1.7%)
Specialized Products	243.2	242.5	0.3%	471.7	458.4	2.9%

Total	$1,114.9	$1,048.9	6.3%	$2,206.3	$2,010.5	9.7%

EBIT
Residential Furnishings	$51.2	$49.6	3%	$103.3	$96.4	7%
Commercial Products	10.8	7.6	42%	18.8	13.3	41%
Industrial Materials	14.8	9.0	64%	22.8	16.7	37%
Specialized Products	37.7	36.4	4%	77.0	64.0	20%
Intersegment eliminations and other	(0.3)	(0.2)		(1.0)	(2.0)
Change in LIFO reserve	5.0	(0.2)		10.0	(0.4)

Total	$119.2	$102.2	17%	$230.9	$188.0	23%

EBIT Margin [2]			Basis Pts			Basis Pts
Residential Furnishings	9.5%	10.1%	(60)	9.7%	10.3%	(60)
Commercial Products	6.8%	6.1%	70	6.3%	5.5%	80
Industrial Materials	8.6%	4.7%	390	6.3%	4.5%	180
Specialized Products	15.5%	15.0%	50	16.3%	14.0%	230

Overall from Continuing Operations	12.0%	10.7%	130	11.8%	10.3%	150

LAST SIX QUARTERS	2014				2015
Selected Figures	1Q	2Q	3Q	4Q	1Q	2Q
Net Sales ($ million)	876	956	997	953	966	997
Sales Growth (vs. prior year)	2%	9%	14%	11%	10%	4%
Adjusted EBIT [3]	86	102	107	90	112	119
Cash from Operations ($ million)	(20)	103	132	166	32	95

Adjusted EBIT Margin [3]	9.8%	10.7%	10.7%	9.5%	11.6%	12.0%
Adjusted EPS - continuing operations (diluted) [3]	$0.38	$0.48	$0.51	$0.41	$0.50	$0.53
Adjusted EBITDA (trailing twelve months) [4]	462	473	489	503	529	544
(Long term debt + current maturities) / Adj. EBITDA[4]	2.1	2.3	2.0	1.9	1.9	1.9

Net Debt to Net Capitalization
Long term debt	811	926	619	767	798	832
Current debt maturities	181	181	382	202	202	202
Less cash and equivalents	(269)	(304)	(243)	(333)	(262)	(275)

Net Debt	724	803	758	636	738	758

Total capitalization	2388	2379	2040	2148	2150	2180
Current debt maturities	181	181	382	202	202	202
Less cash and equivalents	(269)	(304)	(243)	(333)	(262)	(275)

Net Capitalization	2300	2256	2179	2017	2090	2106

Long Term Debt to Total Capitalization	34.0%	38.9%	30.3%	35.7%	37.1%	38.2%
Net Debt to Net Capital	31.5%	35.6%	34.8%	31.5%	35.3%	36.0%

Management uses Net Debt to Net Capital to track leverage trends across time periods with variable levels of cash.

Same Location Sales (vs. prior year)	1Q	2Q	3Q	4Q	1Q	2Q
Residential Furnishings	5%	12%	13%	9%	10%	3%
Commercial Fixturing & Components	(2%)	8%	10%	24%	17%	18%
Industrial Materials	(12%)	(4%)	6%	5%	6%	(9%)
Specialized Products	5%	9%	12%	6%	6%	0%
Overall from Continuing Operations	0%	7%	9%	6%	6%	(1%)

[1]	Prior year results have been restated for discontinued operations. Segment information reflects new segment structure adopted 1Q 2015.
[2]	Segment margins calculated on Total Sales. Overall company margin calculated on External Sales.
[3]	Excludes $32m ($.14 / share) litigation accrual in 3Q 2014, and $22m ($.09 / share) litigation accrual in 4Q 2014.
[4]	EBITDA based on trailing twelve months. Excludes $67m CVP impairment in 4Q 2013, and items in Footnote 3.